Exhibit 10.21

Amendment No. 1 to CONTRIBUTION agreement

This Amendment No. 1 to CONTRIBUTION agreement (this “Amendment”) is effective as of April 26, 2024 (the “Effective Date”), by and among Proficient Auto Logistics, Inc., a Delaware corporation (“Purchaser”), John Skiadas (“Owner”), Delta Auto Brokers, LLC, a New Jersey limited liability company (“DAB”), North East Fleet Services, Inc., a New Jersey corporation (“NEF”), Delta Automotive Services, Inc., a New Jersey corporation, doing business as Delta Auto Transport (“DAS” and together with DAB and NEF, the “Companies” and each, a “Company”) and, following its execution of a Joinder Agreement, Seller. Each of Purchaser, DAB, NEF, DAS, Owner and Seller are sometimes referred to in this Agreement as a “Party,” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Contribution Agreement.

RECITALS

WHEREAS, the Parties entered into that certain contribution agreement, dated as of December 21, 2023 (the “Contribution Agreement”);

WHEREAS, pursuant and Section 10.2 of the Contribution Agreement, any term of the Contribution Agreement may be amended, modified or supplemented by a written agreement signed by all Parties; and

WHEREAS, the Parties desire to amend the Contribution Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained in this Amendment, the Parties agree as follows:

1. Additional Definitions. The following definitions shall be added to Annex I of the Contribution Agreement in alphabetical order as follows:

“Change of Control Bonuses” means the assumed value of the Employee RSUs to be issued to employees of the Companies shortly following the Closing of the Transactions, each of which are set forth on Schedule 6.7(c), and which shall constitute Transaction Expenses under this Agreement.

“Employee RSUs” means the Purchaser’s restricted stock units issued to employees of the Companies as Change of Control Bonuses upon or shortly following the Closing of the Transactions, in the amounts set forth on Schedule 6.7(c), and subject to the terms set forth in the applicable equity plan, award agreement and other governing documents.

2. Definition Amendment. The following definitions shall be amended and restated their entirety as follows:

“‘Lock-Up Agreements’ means the lock-up agreements entered into by and between Purchaser and each of Owner and Seller as of the date hereof, and each employee receiving a Change of Control Bonus as of the Closing Date.”

“‘Transaction Expenses’ means (a) all fees and expenses incurred or payable by Owner, Seller and / or any Company in connection with this Agreement and the Transactions (excluding the 2023 Holiday Bonuses), including all fees and expenses of any investment bankers, attorneys, accountants, consultants, experts, or other professionals engaged by or on behalf of any Company in connection with this Agreement and the Transactions, and (b) all transaction bonuses, retention payments, change-of-control payments, severance, and other amounts payable to any employee of any Company in connection with this Agreement and the Transactions (including all Change of Control Bonuses), including the employer portion of any related payroll taxes, in the case of each of clause (a) and clause (b) to the extent not paid prior to the Closing; provided, however, that Transaction Expenses shall not mean or include the transaction expenses accounted for in the Purchase Agreement.”

3. Preliminary Statement P. Preliminary statement P shall be amended and restated in its entirety as follows:

“In connection with the Transactions, Purchaser, each of Owner and Seller and each employee receiving a Change of Control Bonus shall have entered into the Lock-Up Agreements.”

4. Consideration. Section 2.1(a) shall be amended and restated in its entirety as follows:

“(a) subject to Section 2.4 regarding fractional shares of Purchaser Common Stock (i) if the IPO Share Price is (A) equal to or less than $15.00 per share but equal to or greater than $14.00 per share, or (B) greater than $15.00 per share but equal to or less than $16.00 per share, then in such case, an amount of shares of Purchaser Common Stock equal to the quotient of dividing $32,888,965 by the IPO Share Price; (ii) if the IPO Share Price is less than $14.00 per share, then 2,349,211 shares of Purchaser Common Stock (which assumes an IPO Share Price of $14.00 per share); or (iii) if the IPO Share Price is greater than $16.00 per share, then 2,055,560 shares of Purchaser Common Stock (which assumes an IPO Share Price of $16.00 per share) (the price per share resulting from the formulas or assumed in each of clauses (i), (ii), and (iii), as applicable, the “Share Conversion Price”). Issuance of the Consideration (or payment with respect to any fractional shares) shall be made in accordance with Section 1.4; minus”

5. Capitalization of Purchaser. Section 4.2(b) shall be amended and restated in its entirety as follows:

“Except for this Agreement and the other Combination Agreements and as disclosed on Schedule 4.2(b), there are no (i) equity interests, profit interests or voting securities in Purchaser or its Subsidiaries, (ii) securities convertible or exchangeable into any equity interest or profit interests of Purchaser or its Subsidiaries, (iii) outstanding or reserved for options, warrants, rights, calls, convertible securities, or other Contracts obligating Purchaser or its Subsidiaries to issue, transfer, sell, repurchase, or redeem any Equity Interests of Purchaser or its Subsidiaries, including the Purchaser Common Stock, (iv) outstanding or authorized stock appreciation, phantom, or similar rights with respect to Purchaser or its Subsidiaries, or (v) voting trusts, shareholder agreements, registration rights agreements, proxies, or other Contracts or understandings in effect with respect to the voting, registration or transfer of any of the Purchaser Common Stock or any other equity interests in Purchaser or its Subsidiaries. The amount of Purchaser Common Stock (or any other Equity Interests of Purchaser) to be reserved or issuable in connection with any and all incentive plans of Purchaser to be effective as of Closing, will not exceed 3,260,000 shares of Purchaser Common Stock.”

6. Underwriter Lock-Up Agreements. Section 5.11 shall be amended and restated in its entirety as follows:

“Underwriter Lock-Up Agreement. Prior to the Closing Date, Owner and employees who receive Change of Control Bonuses shall each sign the form of lock-up agreement provided by Underwriters, expressly conditioned on (i) such form of lock-up agreement containing customary terms and conditions and (ii) such lock-up agreement also being executed by Ross Berner, Mark McKinney and their Affiliates. The shareholders or other equity interest holders of each of the other Combining Companies also have an obligation to sign such form of lock-up agreement provided by the Underwriters in their respective Combination Agreements.”

7. Employee Matters. A new Section 6.7(c) shall be added to the Contribution Agreement as follows:

“(c) Upon or promptly following Closing, Purchaser shall issue Employee RSUs to certain employees of the Companies as the Change of Control Bonuses, in the amounts set forth on Schedule 6.7(c), and subject to the terms set forth in the applicable equity plan, award agreement and other governing documents.”

8. Attachment of Supplemented Schedules. The Parties hereby acknowledge and agree that Exhibit A attached hereto is hereby incorporated into the Contribution Agreement and shall be deemed to be the new Schedule 6.7(c) to the disclosure schedules of the Companies to the Contribution Agreement.

9. Continuity of Terms. Except as expressly amended hereby, all the other terms and provisions of the Contribution Agreement shall remain in full force and effect. Except as expressly set forth in this Amendment, no Party waives, modifies, alters, or releases any right, remedy, or claim that such Party may have, whether under the Contribution Agreement or otherwise, including without limitation any right or claim a party may have under any section of the Contribution Agreement other than the specified section with respect to which such matter is addressed in this Amendment.

10. Effective Date. This Amendment and all amendments, modifications, restatements and supplements set forth herein shall be made effective as of the Effective Date.

11. Amendments. The Parties may amend, modify, or supplement this Amendment only by a written agreement signed by all Parties.

12. Waivers. No failure or delay by a Party in enforcing any of such Party’s rights under this Amendment shall be deemed to be a waiver of such rights. No single or partial exercise of a Party’s rights shall be deemed to preclude any other or further exercise of such Party’s rights under this Amendment. No waiver of any of a Party’s rights under this Amendment shall be effective unless it is in writing and signed by such Party.

13. Governing Law. Sections 10.8, 10.11, 10.12, 10.13 and 10.14 of the Contribution Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

14. Entire Agreement. This Amendment and the Contribution Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof. No Party to this Amendment makes any agreements, arrangements, understanding, statements, or representations with respect to any of the subject matters addressed by this Amendment other than as specifically set forth in this Amendment, and each of the Parties disclaims any reliance upon any agreements, arrangements, understanding, statements, or representations that are not expressly set forth in this Amendment.

15. Counterparts. This Amendment may be executed in counterparts (including using any electronic signatures), and such counterparts may be delivered in electronic format, including by email or other transmission method.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be effective as of the Effective Date.

PROFICIENT AUTO LOGISTICS, INC.

By:
Name:	Ross Berner
Title:	President

OWNER

John Skiadas

DELTA AUTOMOTIVE SERVICES, INC. DBA
DELTA AUTO TRANSPORT

By:
Name:	John Skiadas
Title:	President

DELTA AUTO BROKERS, LLC

By:
Name:	John Skiadas
Title:	Authorized Signatory

NORTH EAST FLEET SERVICES, INC.

By:
Name:	John Skiadas
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Contribution Agreement]

Exhibit A

SCHEDULE 6.7(c)

Change of Control Bonuses

Name	Number of RSUs if IPO Share Price is $14 or less	Number of RSUs if IPO Share Price is $16 or more	Number of RSUs if IPO Share Price is more than $14 but less than $16
Albert Caamic	17,857	15,625	$250,000	divided by IPO Share Price, rounded down to nearest whole RSU
David Mancini	10,714	9,375	$150,000	divided by IPO Share Price, rounded down to nearest whole RSU
Julie Roccanova	3,571	3,125	$50,000	divided by IPO Share Price, rounded down to nearest whole RSU
Lizeth Medina	3,571	3,125	$50,000	divided by IPO Share Price, rounded down to nearest whole RSU
Evelyn Weber	1,785	1,562	$25,000	divided by IPO Share Price, rounded down to nearest whole RSU
Betty Cox	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Joseph Schmitt	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Frank D’Amato	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Patricia Frost	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Courtney Riccardo	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Fred Lackey	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Wendy Harrington	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Mark Price	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Keith Mitchell	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Stephen Jablonski	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Roy Hunsbedt	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU

Name	Number of RSUs if IPO Share Price is $14 or less	Number of RSUs if IPO Share Price is $16 or more	Number of RSUs if IPO Share Price is more than $14 but less than $16
Douglas Tucci	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Cynthia Nulton	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Monique Morot	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Janet Hedden	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Michelle Folsom	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Ramon Abreu	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Robert Allaire	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Todd Johnson	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Jeoffrey Puia	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Mark Ratta	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
Rene Sanchez	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Joseph Stanke	1,071	937	$15,000	divided by IPO Share Price, rounded down to nearest whole RSU
John Wilson	714	625	$10,000	divided by IPO Share Price, rounded down to nearest whole RSU
Michael Liquori	535	468	$7,500	divided by IPO Share Price, rounded down to nearest whole RSU
Kenneth McCauley	500	437	$7,000	divided by IPO Share Price, rounded down to nearest whole RSU
Michael Rebarchik	500	437	$7,000	divided by IPO Share Price, rounded down to nearest whole RSU
Damon Runyon	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Mark Runyon	428	375	$6,000	divided by IPO Share Price, rounded down to nearest whole RSU
Steven Sypniewski	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Steven Senior	500	438	$7,000	divided by IPO Share Price, rounded down to nearest whole RSU
Lisa Humphrey	357	312	$5,000	divided by IPO Share Price, rounded down to nearest whole RSU
Shelley Parson	178	156	$2,500	divided by IPO Share Price, rounded down to nearest whole RSU
Assumed Value of Purchaser RSUs	$841,834	$841,808	$842,000	divided by IPO Share Price, rounded down to nearest whole RSU